Report of Independent Registered Public Accounting
Firm

To the Board of Trustees and Shareholders
SEI Institutional Investments Trust:

In planning and performing our audits of the financial statements of SEI Institutional
Investments Trust (the Trust), comprising the Large
Cap Fund, Large Cap Diversified Alpha Fund, Large
Cap Disciplined Equity Fund, Large Cap Index Fund,
S&P 500 Index Fund, Extended Market Index Fund,
Small Cap Fund, Small Cap II Fund, Small/Mid Cap
Equity Fund, U.S. Managed Volatility Fund, World
Equity Ex-US Fund, Screened World Equity Ex-US Fund,
Emerging Markets Equity Fund, Opportunistic Income
Fund, Core Fixed Income Fund, High Yield Bond Fund,
Long Duration Fund, Long Duration Credit Fund
(formerly, Long Duration Corporate Bond Fund), Ultra
Short Duration Bond Fund, Emerging Markets Debt
Fund, Real Return Fund, Limited Duration Bond Fund and Intermediate Duration Credit Fund (twenty-three of the twenty-five funds comprising the Trust), and the consolidated financial statements of the Dynamic
Asset Allocation Fund and the Multi-Asset Real
Return Fund (two of the twenty-five funds comprising the Trust) as of and for the year or period ended May 31, 2015, in accordance with the standards of the Public Company Accounting Oversight
Board (United States), we considered the Trusts internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Trusts internal control over financial reporting. Accordingly, we express no such opinion.

Management of the Trust is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A companys internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the companys assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Trusts annual or interim financial statements will not be prevented or detected on a timely basis.
Our consideration of the Trusts internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company
Accounting Oversight Board (United States).
However, we noted no deficiencies in the Trusts internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be a material weakness as defined above as of May 31, 2015.

This report is intended solely for the information and use of management and the Board of Trustees of SEI Institutional Investments Trust and the
Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


/s/ KPMG LLP


Philadelphia, Pennsylvania
July 30, 2015